Financial Statements

Akida Holdings, LLC

September 30, 2020 and 2019

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Akida Holdings, LLC

Page(s)
Report of Independent Registered Public Accounting Firm	1
Balance Sheets	2
Statements of Operations and Changes in Members' Deficit	3
Statements of Cash Flows	4
Notes to Financial Statements	5 - 19

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Directors

Akida Holdings, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Akida Holdings, LLC as of September 30, 2020 and 2019, and the related statements of related statements of operations and changes in members’ deficit, and cash flows for each of the two years in the period ended September 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Akida Holdings, LLC as of September 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has members’ deficits of approximately $242,000 and a working capital deficit of approximately $400,000. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Akida Holdings, LLC is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assurance Dimensions

We have served as Akida Holdings, LLC 's auditor since 2020. Jacksonville, Florida

January 21, 2021

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

also d/b/a McNAMARA and ASSOCIATES, PLLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053 SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053 www.assurancedimensions.com

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Akida Holdings, LLC
Balance Sheets

	September 30, 2020	September 30, 2019
Assets
Current Assets
Cash	$114,057	$424,934
Accounts receivable	115,431	76,266
Inventory	252,025	211,003
Prepaids	9,392	7,088
Deposits	141,135	56,066
Total Current Assets	632,040	775,357
Property and equipment - net	158,500	237,583
Total Assets	$790,540	$1,012,940
Liabilities and Members’ Deficit
Current Liabilities
Accounts payable and accrued expenses	$502,920	$1,190,933
Contract liabilities	101,651	50,390
Line of credit - related party	391,086	575,798
Government loan (PPP)	22,366	—
Total Current Liabilities	1,018,023	1,817,121
Government loan (PPP)	14,466	—
Total Liabilities and Members' Deficit	1,032,489	1,817,121
Members' Deficit and Series A, Preferred Units
Members' Deficit	(616,949)	(1,179,181)
Series A, preferred units	375,000	375,000
Total Members' Deficit and Series A, Preferred Units	(241,949)	(804,181)
Total Liabilities and Members' Deficit	$790,540	$1,012,940

The accompanying notes are an integral part of these financial statements

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Akida Holdings, LLC

Statements of Operations and Changes in Members' Deficit

	For the Years Ended September 30,
	2020	2019
Sales - net
Consumer	$2,229,661	$3,615,387
Commercial	2,169,634	918,879
Total sales - net	4,399,295	4,534,266
Cost of sales
Consumer	1,645,654	3,116,945
Commercial	1,209,628	611,519
Total cost of sales	2,855,282	3,728,464
Gross profit	1,544,013	805,802
General and administrative expenses	981,781	1,026,887
Net income (loss)	562,232	(221,085)
Members' deficit - beginning of year	(804,181)	(583,096)
Members' deficit - end of year	$(241,949)	$(804,181)

The accompanying notes are an integral part of these financial statements

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Akida Holdings, LLC

Statements of Cash Flows

	For the Years Ended September 30,
	2020	2019
Net income (loss)	$562,232	$(221,085)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations
Depreciation	79,442	79,074
Changes in operating assets and liabilities
(Increase) decrease in
Accounts receivable	(39,165)	(13,480)
Inventory	(41,022)	(95,628)
Prepaids	(2,304)	1,181
Deposits	(85,069)	188
Increase (decrease) in
Accounts payable and accrued expenses	(688,013)	590,219
Contract liabilities	51,261	49,985
Net cash provided by (used in) operating activities	(162,638)	390,454
Investing activities
Liabilities and Members' Deficit	(359)	(4,692)
Net cash used in financing activities	(359)	(4,692)
Financing activities
Proceeds from government loan (PPP)	36,832	—
Repayments on line of credit - related party	(184,712)	—
Net cash used in financing activities	(147,880)	—
Net increase (decrease) in cash	(310,877)	385,762
Cash - beginning of year	424,934	39,172
Cash - end of year	$114,057	$424,934
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for income tax	$—	$—

 The accompanying notes are an integral part of these financial statements

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AKIDA HOLDINGS, LLC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2020 AND 2019

Note 1 - Organization and Nature of Operations

Akida Holdings, LLC (collectively, “we”, “us”, “our” or the “Company”), a Florida limited liability corporation (incorporated in 2007).

The Company develops, manufactures, markets, and sells air filtration technology known as AiroCide. AiroCide is an air purifier that destroys airborne bacteria, mold, fungi, viruses, volatile organic compounds, and odors.

The Company has a fiscal year end of September 30.

The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The COVID-19 pandemic has the potential to significantly impact the Company’s supply chain, distribution centers, or logistics and other service providers.

In addition, a severe prolonged economic downturn could result in a variety of risks to the business, including weakened demand for products and services and a decreased ability to raise additional capital when needed on acceptable terms, if at all. As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly. To date, the Company has not experienced any significant adverse economic impact due to COVID-19.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

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Liquidity, Going Concern and Management’s Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying financial statements, for the year ended September 30, 2020, the Company had:

•	Net income of $562,232 and
•	Net cash used in operations was $162,638

Additionally, at September 30, 2020, the Company had:

•	Members’ deficit of $241,949 and
•	Working capital deficit of $385,983

The Company has cash on hand of $114,057 at September 30, 2020. If the Company does not obtain additional debt or equity capital, the Company may be required to reduce the scope of its business development activities. The Company continues to explore obtaining additional capital financing and the Company is closely monitoring its cash balances, cash needs, and expense levels.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Pursuing additional capital raising opportunities,
•	Continuing to explore and execute prospective partnering or distribution opportunities; and
•	Identifying unique market opportunities that represent potential positive short-term cash flow.

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Note 2 - Summary of Significant Accounting Policies

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company has identified one single reportable operating segment.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Significant estimates relied upon in preparing these financial statements include revenue recognition, accounts receivable reserves, inventory, and related reserves, and expected future cash flows used to evaluate the recoverability of long-lived assets.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

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The three tiers are defined as follows:

•	Level 1 —Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
•	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments, including cash, accounts receivable, and accounts payable and accrued expenses, are carried at historical cost. At September 30, 2020 and 2019, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10, Financial Instruments, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

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Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At September 30, 2020 and 2019, respectively, the Company did not have any cash equivalents.

Accounts Receivable

Trade accounts receivable are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis and thus does not bear interest.

Management periodically assesses the Company’s accounts receivable for collectability based on past credit history and their current financial condition and, if necessary, establishes an allowance for estimated uncollectible amounts. Accounts determined to be uncollectible are charged to operations when that determination is made.

Allowance for doubtful accounts was $0 at September 30, 2020 and 2019, respectively.

The following represents the Company’s concentrations of its accounts receivables at September 30, 2020 and 2019:

	Years Ended September 30,
Customer	2020	2019
A	47%	—
B	45%	—
C	—	56%
D	—	42%
Total	92%	98%

Inventory

Inventory is comprised of finished goods which are purchased from third-party suppliers. Inventory is stated at the lower of cost or net realizable value.

Cost is determined by the weighted average cost method. Cost includes expenditures directly related to manufacturing and distribution of the products.

Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

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Management regularly assesses inventory valuation based on current and forecasted usage, demand and pricing, shelf life, customer inventory-related contractual obligations, and other considerations. If actual results differ from management estimates with respect to the actual or projected selling of inventory at amounts less than their carrying amounts, the Company will adjust its inventory balances accordingly. At September 30, 2020 and 2019, there were no items identified as slow-moving or non-marketable.

Deposits

The Company is required to place deposits with its contract manufacturer (“CM”) in China for its consumer products. The deposit requirements are based on 50% of the overall value of each purchase order placed with the CM.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

There were no impairment losses for the years ended September 30, 2020 and 2019, respectively.

Impairment of Long-Lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15, Impairment or Disposal of Long- Lived Assets. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

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If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Revenue Recognition

The Company generates revenue from the production and sale of air sterilization systems incorporating its patented AiroCide technology. The Company recognizes revenue according to ASC 606, Revenue from Contracts with Customers. When the customer obtains control over the promised goods or services, the Company records revenue in the amount of consideration that can be expected to be received in exchange for those goods and services.

The Company applies the following five-step model to determine revenue recognition:

•	Identification of a contract with a customer
•	Identification of the performance obligations in the contact
•	Determination of the transaction price
•	Allocation of the transaction price to the separate performance allocation
•	Recognition of revenue when performance obligations are satisfied

The Company only applies the five-step model when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception and once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company sells AiroCide air sterilization units to both consumer and commercial customers. These products are sold both domestically and internationally. The cycle from contract inception to shipment of products is typically one day to three months.

The Company’s contracts for both its consumer and commercial customers each contain a single performance obligation (delivery of AiroCide products), as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct, as a result, the entire transaction price is allocated to this single performance obligation.

The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. Accordingly, the Company recognizes revenues (net) when the customer obtains control of the Company’s product, which typically occurs upon shipment of the product by the Company or upon customer pick-up via third party common carrier.

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Our customer contracts generally have performance obligations which are satisfied at a point in time. The performance obligation is for the stand-alone AiroCide air sterilization device. Customer contracts are generally fixed-price purchase order fulfillment contracts, and the transaction price is in the contract. Revenue is recognized when obligations under the terms of the contract with our customer are satisfied; generally, this occurs with the transfer of control upon product shipment (as evidenced by shipment or delivery terms).

For our contracts with customers, payment terms generally range from advance payments prior to product delivery to certain cases where payment is due within 30 days from product delivery. The timing of satisfying our performance obligations does not vary significantly from the typical timing of payment.

The Company has contract liabilities or deferred revenue. The Company will recognize revenue when the performance obligation is met.

The Company offers volume-based rebates to one customer. Rebates are a direct reduction to gross sales. For the years ended September 30, 2020 and 2019, the Company issued rebates totaling $86,273 and $0, respectively.

The Company offers a product warranty providing customers with one (1) year of coverage for parts and labor.

During the years ended September 30, 2020 and 2019, there was $202 and $0, respectively, in warranty cost expense included as a component of cost of goods sold.

The following represents the Company’s concentrations of sales for the years ended September 30, 2020 and 2019:

	Years Ended September 30,
Customer	2020	2019
A	11%	—
B	11%	—
C	11%	—
D	—	43%
E	—	18%
Total	33%	61%

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The following table presents the Company's disaggregated revenue by channel and geographical region for the years ended September 30, 2020 and 2019.

	Years Ended September 30,
	2020		2019
Channel	Revenue	% of Revenues	Revenues	% of Revenues
Consumer	$2,229,661	51%	$3,615,387	80%
Commercial	2,169,634	49%	918,879	20%
Total Revenues	$4,399,295	100%	$4,534,266	100%

	Years Ended September 30,
	2020		2019
Geographic Region	Revenue	% of Revenues	Revenue	% of Revenues
Hungary	$974,026	22%	$176,423	4%
USA	1,237,300	28%	728,253	16%
Vietnam	486,074	11%	169,870	4%
Japan	98,000	2%	1,957,407	43%
Korea	47,500	1%	813,721	18%
Other (<10%)	1,556,395	36%	688,592	15%
Total Revenues	$4,399,295	100%	$4,534,266	100%

	Years Ended September 30,
	2020		2019
Worldwide	Revenue	% of Revenues	Revenue	% of Revenues
North America	$1,237,300	28%	$728,253	16%
International	3,161,995	72%	3,806,013	84%
Total Revenues	$4,399,295	100%	$4,534,266	100%

Cost of Sales

Cost of sales predominantly represents the cost of tangible products sold. These costs include production supplies and materials packaging costs, and maintenance costs. Costs incurred for shipping and handling are also included in cost of sales, which totaled $123,416 and $153,229, respectively, for the years ended September 30, 2020 and 2019.

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The following represents the Company’s concentrations of vendor purchases for the years ended September 30, 2020 and 2019:

	Years Ended September 30,
Vendors	2020	2019
A	83%	52%
B	17%	39%
Total	100%	91%

Income Taxes

The Company is not subject to income taxes in any jurisdiction, as the members are responsible for income taxes on their proportionate share of the Company’s taxable income. Accordingly, no provision for income taxes is reflected for any periods in the accompanying financial statements.

The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At September 30, 2020 and 2019, the Company had no liabilities for uncertain tax positions. The Company is generally no longer subject to U.S. Federal and State tax examinations by tax authorities for years prior to 2016. As of September 30, 2020, tax years 2016-2019 remain open for IRS audit; however, there are currently no audits for any tax periods in progress.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the statements of operations and changes in members’ deficit.

The Company recognized $106,477 and $106,703 in marketing and advertising costs during the years ended September 30, 2020 and 2019, respectively.

Patent Costs

Patent costs consist primarily of legal and filing fees incurred to file patents on proprietary methods and technology developed by the Company. Patent costs are expensed as general and administrative expenses in the accompanying statements of operations and changes in members’ deficit as incurred.

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Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

In connection with the inventory warehousing and shipping of its commercial products, the Company uses a third party logistics (“3PL”) provider in which members of the Company’s ownership are also owners in this 3PL.

At September 30, 2020 and 2019, the Company had commercial product inventory of

$40,542 and $53,043 held by the 3PL.

During the years ended September 30, 2020 and 2019, the Company paid $164,678 and

$67,963, respectively, to the 3PL as inventory management fees. These fees are included as a component of cost of goods sold in the accompanying statements of operations and changes in members’ deficit.

Also see Note 4 regarding Line of Credit and Supply Agreement – Related Party.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of Accounting Standards Update (“ASU”) to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our financial position, results of operations, members’ deficit, cash flows, or presentation thereof.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Measurement of Credit Losses on Financial Instruments, which supersedes current guidance by requiring recognition of credit losses when it is probable that a loss has been incurred. The new standard requires the establishment of an allowance for estimated credit losses on financial assets including trade and other receivables at each reporting date. The new standard will result in earlier recognition of allowances for losses on trade and other receivables and other contractual rights to receive cash. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842), which extends the effective date of Topic 326 for certain companies until fiscal years beginning after December 15, 2022. The new standard will be effective for the Company in the first quarter of fiscal year beginning October 1, 2023, and early adoption is

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permitted. The Company has not completed its review of the impact of this standard on its financial statements. However, based on the Company’s history of immaterial credit losses from trade receivables, management does not expect that the adoption of this standard will have a material effect on the Company’s financial statements.

Note 3 – Property and Equipment

Property and equipment consisted of the following:

	September 30, 2020	September 30, 2019	Lives (Years)
Product tooling	$787,297	$786,938	10
Equipment	25,164	25,164	3 - 10
	812,461	812,102
Accumulated depreciation	(653,961)	(574,519)
Total property and equipment - net	$158,500	$237,583

Depreciation expense for the years ended September 30, 2020 and 2019 was $79,442 and $79,074, respectively.

Note 4 – Line of Credit and Supply Agreement – Related Party

The Company executed a supply agreement with an owner of the Company, which provides capital to purchase consumer products from a third party CM in China.

The Company is entitled to borrow up to $2,000,000 under a revolving purchase agreement. However, under a special request, the Company may borrow up to an additional $4,000,000 under a non-revolving purchase agreement.

The supply agreement is non-interest bearing and only terminates upon mutual agreement, or by the Company if the owner breaches without timely curing the breach.

All advances from the owner under the supply agreement are secured by the Company’s accounts receivable and inventory.

At September 30, 2020 and 2019, the Company owed $391,086 and $575,798, respectively.

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Note 5 – Government Loan – Paycheck Protection Program (“PPP”)

On April 16, 2020, we executed an unsecured promissory note for $36,832 under the PPP with Valley National Bank (the “Lender”).

The term of the loan is two years with an interest rate of 1%, which is deferred for the first six months of the term of the loan. The loan requires equal payments of principal and interest over the eighteen (18) months following the interest deferral period.

The promissory note evidencing the loan contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, and/or filing suit and obtaining judgment against the Company.

Conditional Loan Forgiveness

Under the terms of the PPP loan program, all or a portion of this Loan may be forgiven upon request from Borrower to Lender, provided the Loan proceeds are used in accordance with the terms of the Coronavirus Aid, Relief and Economic Security Act (the “Act” or “CARES”), Borrower is not in default under the Loan or any of the Loan Documents, and Borrower has provided documentation to Lender supporting such request for forgiveness that includes verifiable information on Borrower’s use of the Loan proceeds, to Lender’s satisfaction, in its sole and absolute discretion. Currently, the Company believes the loan will be forgiven, however, there is a significant uncertainty that prevents a final determination from being made as of the date of these financial statements.

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The following is a summary of the Company’s PPP loan and related accrued interest (included as a component of accounts payable and accrued expenses on the accompanying balance sheets) at September 30, 2020:

	PPP Loan
	Amounts	In-Default
Balance - September 30, 2019	$—	$—
Proceeds	36,832
Balance - September 30, 2020	36,832	$—
Less: current portion	22,366
PPP loan - long term	$14,466

	Accrued Interest Payable
	Amounts	In-Default
Balance - September 30, 2019	$—	$—
Interest expense	172
Balance - September 30, 2020	$172	$—

Interest expense is included as a component of general and administrative expenses on the accompanying statements of operations and changes in members’ deficit) for the year ended September 30, 2020.

Note 6 – Members’ Deficit

The Company has the following authorized equity membership units:

Common Membership Units

-	16,000,000 membership units authorized, 1,750,000 issued and outstanding
-	No par value
-	Voting at 1 vote per unit

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Series A, Redeemable Preferred Units

-	6,000,000 membership units authorized, 375,000 issued and outstanding
-	No par value
-	Non-voting
-	Liquidating distributions – Series A unit holders rank junior to all outstanding debt; however, rank senior to common membership unit holders.

Commencing in March 2014, the Company was required to redeem its preferred units over a period of six (6) years through March 2020, using a formula which considers a fixed dollar amount multiplied by the quantity of consumer product units sold by the Company divided by the Series A units held. Once Series A unit holders are repaid, the Series A units are considered canceled and returned to authorized but unissued units. The issuance of these units contains an unconditional obligation whereby the Company will redeem, and the unit holders will surrender these units in accordance with the sale of its consumer product. The units are redeemable on a fixed and determinable date. In June 2014, the repayment terms of the Series A, redeemable preferred units were suspended. Under the terms of the suspension, the Company and Series A unit holders agreed that until the line of credit was repaid in full, that no redemptions were required (See Note 4).

Effective September 30, 2020, the Company amended the provisions of its Series A, Redeemable Preferred Units, whereby redemption only occurs upon the Company’s liquidation, termination, or sale of substantially all of its assets. As a result of this redemption feature, since these conditions are within the control of the Company, the Series A, Redeemable Preferred Units are considered a component of permanent equity and as a component of total members’ deficit in the accompanying balance sheets at September 30, 2020 and 2019.

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